Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-78617, 33-54415, 33-58371, 33-60427, 333-44127, 333-110557, 333-124780, 333-127187, 333-118061, 333-149407, and 333-134434 on Form S-8 and Registration Statement Nos. 33-3546, 333-09077, 333-64871 (as amended), 333-65178, 333-138503 (as amended), 333-138504, and 333-157605 on Form S-3 of our report dated February 25, 2009 (May 8, 2009 as to the effects on the consolidated financial statements of the retrospective application of the provisions of Financial Accounting Standards Board Statement No. 160 as described in Note 1), relating to the consolidated financial statements of Southern Company (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2009), appearing in the Current Report on Form 8-K of Southern Company dated May 8, 2009.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

May 8, 2009